Hanesbrands FAQs

Updated November 5, 2020 – New or updated information is in red

General and Current Period FAQs (Guidance comments as of November 5, 2020)

(1) Q: What is factored into your fourth quarter 2020 guidance?

A: Our fourth quarter 2020 outlook reflects the continued uncertainty due to the COVID-19 pandemic. Our outlook is based on the current business environment, which, among other items, reflects the lockdowns and curfews put in place over the past week in Europe. Our outlook does not reflect any potential impact to the consumer or operating environments should governments or businesses institute additional lockdowns and store closings. All year over year comparisons reference our rebased 2019, which adjusts for the exited C9 Champion mass program and the DKNY intimate apparel license (see question 3 below and Supplemental Table B dated February 7, 2020 on our investor relations website www.hanes.com/investors).

We expect total net sales of $1.600 billion to $1.660 billion. This includes approximately $50 million of PPE sales and an approximate $10 million tailwind from the effects of foreign exchange rates as compared to last year. The foreign exchange impact is reflected within the International segment. Our fourth quarter net sales outlook also reflects approximately $40 million from a 53rd week. At the midpoint, our guidance implies a constant-currency net sales decline of approximately 3% over prior year, or approximately 2% on a reported basis.

With respect to our segments, our net sales guidance assumes: (1) year-over-year growth in U.S. Innerwear, excluding PPE, driven by continued positive point-of-sale trends and some level of continued inventory re-stocking as retailer inventories remained below last year’s levels at the end of the third quarter; (2) despite continued declines in Sports Apparel (COVID-related headwinds impacting end market demand), we expect sequential improvement in the year-over-year decline in U.S. Activewear driven by sequential improvement in Champion revenue (continued point-of-sale growth in key channels and online as well as improved product availability); and (3) year-over-year decline in International due to continued COVID-related pressures on the retail environment.

Our guidance for GAAP Operating Profit is $154 million to $174 million. Our guidance for Adjusted Operating Profit, which excludes approximately $6 million of pretax restructuring and other action-related charges, is $160 million to $180 million. We do not expect a material impact from foreign exchange rates on our fourth quarter operating profit. At the midpoint, our guidance implies an Adjusted Operating Margin of 10.4%. The expected year-over-year margin decline is due to the timing of negative manufacturing variances and higher SG&A expense.

Our guidance assumes Interest and Other expenses of approximately $50 million and a tax rate of approximately 17.5%. Our guidance for GAAP EPS is $0.24 to $0.29. Our guidance for Adjusted EPS, which excludes pretax restructuring and other expenses (see above), is $0.25 to $0.30. Both ranges are based on diluted shares outstanding of approximately 352 million for the quarter.

(2) Q: Can you comment on your liquidity position?

A: We believe our current liquidity position is strong. We ended the third quarter with approximately $2.0 billion of liquidity, consisting of cash on our balance sheet and the unused portions of our revolving credit facilities. We believe we have a significant capital cushion that provides us with plenty of operating flexibility in this uncertain environment.

(3) Q: Can you provide any additional information regarding the exited programs in 2019?

A: Supplemental Table B – Rebased Information dated February 7, 2020 can be found on our investor relations website (www.hanes.com/investors). Supplemental Table B provides a quarterly rebased P&L and rebased revenue and operating profit for our Innerwear and Activewear segments for 2019. This table reflects the exited C9 Champion mass program and the DKNY intimate apparel license.

***For prior FAQs please see our prior Securities and Exchange Commission reports, including our Current Reports on Form 8-K.***
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Charges for Actions and Reconciliation to GAAP Measures
To supplement our financial guidance prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA and net debt.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions.

Charges for actions taken in 2019 primarily represent supply chain network changes, program exist costs and overhead reduction as well as completion of outstanding acquisition integration. Charges for actions taken in 2020 include supply chain restructuring actions, program exit costs and COVID-19 related non-cash charges and supply chain re-startup charges. Acquisition and integration costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs and similar charges related to the integration of recently acquired businesses. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon acquisition activity.

We have chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions. We believe these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

We have also chosen to present EBITDA, adjusted EBITDA and the ratio of net debt to adjusted EBITDA to investors because we consider these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. Net debt is defined as total debt less cash and cash equivalents. We believe that these metrics are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses the ratio of net debt to adjusted EBITDA for planning purposes in connection with setting our capital allocation strategy. These metrics should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

In addition, with respect to 2020 financial performance, we have chosen to present certain year over year comparisons with respect to our rebased 2019 business, which excludes the exited C9 Champion mass program and the DKNY intimate apparel license. We believe this information is useful to management and investors to facilitate a more meaningful comparison of the results of the company’s ongoing business between 2019 and 2020.

We are a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to our reported operating results, we also present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. We believe this information is useful to management and investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
Organic sales are net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date.

We believe constant currency and organic sales information is useful to management and investors to facilitate comparison of operating results and better identify trends in the company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies. See our press release dated November 5, 2020 to reconcile quarterly and full-year non-GAAP performance measures to the most directly comparable GAAP measure, as well as to reconcile year over year comparisons based on our rebased 2019 business. A copy of the press release is available at www.Hanes.com/investors.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs include certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 outbreak on our business and financial performance, guidance and predictions regarding expected operating results, including related to our new business line for cotton face masks and other personal protection garments, and our belief that we have sufficient liquidity to fund our ongoing business operations are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the potential effects of the COVID-19 outbreak, including on consumer spending, global supply chains and financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; our ability to properly manage strategic projects in order to achieve the desired results; significant fluctuations in foreign exchange rates; our reliance on a relatively small number of customers for a significant portion of our sales; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; the existence of a material weakness in our internal control over financial reporting; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.
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